Exhibit 99.1

CIM Commercial Trust Corporation Reports 2019 First Quarter Results

Dallas—(May 13, 2019) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States, today reported operating results for the three months ended March 31, 2019.

First Quarter 2019 Highlights

•                  Annualized rent per occupied square foot(1) on a same-store(2) basis increased 4.8% to $43.99 as of March 31, 2019 compared to $41.99 as of March 31, 2018; annualized rent per occupied square foot(1) across all properties was $46.24 as of March 31, 2019.

•                  Our same-store(2) office portfolio was 93.6% leased as of March 31, 2019 compared to 92.9% as of March 31, 2018.

•                  During the first quarter of 2019, we executed 33,308 square feet of leases with terms longer than 12 months, of which 32,576 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 21.6%.

•                  Net income attributable to common stockholders was $287,631,000, or $6.30 per diluted share, for the first quarter of 2019 compared to net loss attributable to common stockholders of $(3,026,000), or $(0.07) per diluted share, for the first quarter of 2018.

•                  Same-store(2) office segment net operating income(3) (“NOI”) increased 1.3%, while same-store(2) office cash NOI(3) increased 9.0%, for the first quarter of 2019 from the corresponding period in 2018.

•                  Funds from operations (“FFO”) attributable to common stockholders(4) was $(14,120,000), or $(0.31) per diluted share, for the first quarter of 2019, inclusive of $25,071,000, or $0.55 per diluted share, in loss on early extinguishment of debt, compared to $10,122,000, or $0.23 per diluted share, for the first quarter of 2018.

Management Commentary

David Thompson, CEO of CIM Commercial Trust Corporation stated, “The increase in our net income was primarily driven by asset sales as part of our program to unlock embedded value in our portfolio and improve trading liquidity of our common stock. Further, our same-store NOI growth was again driven by higher average rent per square foot, which reflects both the strength of our portfolio and our markets. We believe we have an embedded growth opportunity as we increase below market rents to market, with further growth potential from accretive acquisitions as well as select redevelopment and build-to-suit opportunities.”

(1) Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2) Please see our definition of “same-store properties” on page 10.

(3) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income starting on page 11.

(4) Please see page 8 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock

As part of our previously announced program to unlock embedded value in our portfolio, enhance growth prospects and improve the trading liquidity of our common stock, we sold six properties, entered into a purchase and sale agreement to sell an office property located in Oakland, California that is expected to close in the second quarter of 2019 and are negotiating the sale of an office property in Washington, D.C. Further, as a matter of prudent management, after evaluating each asset within our portfolio as well as the intrinsic value of each property, we are negotiating the sales of additional properties. We intend to use the net proceeds from these asset sales (other than to the extent used to pay down debt) and a substantial portion of our unrestricted cash balances and or funds from our revolving credit facility to return capital to holders of our Common Stock. We currently expect such return of capital to take the form of a special cash dividend payable to all holders of our common stock. Further, we have been informed that our principal stockholder intends to liquidate. The liquidation may include, among other things, the distribution of certain of the shares of our common stock owned by it to certain of its investors. We believe that these actions will improve the trading liquidity of our common stock and make our common stock eligible for inclusion in several indices.

Financial Highlights

As of March 31, 2019, our real estate portfolio consists of 15 assets, all of which are fee-simple properties.  The portfolio includes 13 office properties (including two development sites, one of which is being used as a parking lot), totaling approximately 2.1 million rentable square feet, and one hotel, with an ancillary parking garage, which has 503 rooms.  We also operate a lending business.

Net income attributable to common stockholders was $287,631,000, or $6.30 per diluted share of common stock, for the three months ended March 31, 2019, compared to net loss attributable to common stockholders of $(3,026,000), or $(0.07) per diluted share of common stock, for the three months ended March 31, 2018.  The increase is primarily attributable to the gain on sale of real estate of $377,581,000, a decrease of $3,518,000 in depreciation and amortization, a decrease of $2,986,000 in interest expense not allocated to our operating segments, a decrease of $891,000 in general and administrative expense not allocated to our operating segments, and a decrease of $361,000 in asset management and other fees to related parties not allocated to our operating segments, partially offset by $66,200,000 in impairment of real estate, $25,071,000 in loss on early extinguishment of debt, a decrease of $3,410,000 in net operating income of our operating segments, and an increase of $517,000 in redeemable preferred stock dividends declared or accumulated.

FFO attributable to common stockholders(5) was $(14,120,000), or $(0.31) per diluted share of common stock, for the three months ended March 31, 2019, compared to $10,122,000, or $0.23 per diluted share of common stock, for the three months ended March 31, 2018. The decrease in FFO attributable to common stockholders(5) is primarily attributable to $25,071,000 in loss on early extinguishment of debt, a decrease of $3,410,000 in NOI(6) of our operating segments, and an increase of $517,000 in redeemable preferred stock dividends declared or accumulated, partially offset by a decrease of $2,986,000 in interest expense not allocated to our operating segments, a decrease of $891,000 in general and administrative expense not allocated to our operating segments, and a decrease of $361,000 in asset management and other fees to related parties not allocated to our operating segments.

Segment Information

Our reportable segments during the three months ended March 31, 2019 and 2018 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net income attributable to common stockholders was $287,631,000, or $6.30 per diluted share of common stock, for the three months ended March 31, 2019, compared to net loss attributable to common stockholders of $(3,026,000), or $(0.07) per diluted share of common stock, for the three months ended March 31, 2018, which represents an increase of $290,657,000, or $6.37 per diluted share of common stock. Total segment NOI(6) was $24,815,000 for the three months ended March 31, 2019, compared to $28,225,000 for the three months ended March 31, 2018.

(5) Please see page 8 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

(6) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income starting on page 11.

Office

Same-Store(7)

Same-store(7) office segment NOI(8) increased 1.3% on a GAAP basis and increased 9.0% on a cash basis for the three months ended March 31, 2019 compared to the three months ended March 31, 2018. The increase in same-store(7) office segment NOI(8) was primarily due to increases in rental revenue at certain of our properties as a result of increases in rental rates and an increase in real estate tax reimbursements at one of our properties in Oakland, California due to real estate tax refunds that reduced such reimbursements during the first quarter of 2018, partially offset by an increase in real estate taxes at certain of our properties in California due to real estate tax refunds related to prior years recognized during the first quarter of 2018 and at certain of our Washington, D.C. properties due to increases in such properties’ assessed values.

At March 31, 2019, the Company’s same-store(7) office portfolio was 92.9% occupied, an increase of 30 basis points year-over-year on a same-store(7) basis, and 93.6% leased, an increase of 70 basis points year-over-year on a same-store(7) basis. The annualized rent per occupied square foot(9) on a same-store basis was $43.99 at March 31, 2019 compared to $41.99 at March 31, 2018. For the three months ended March 31, 2019, the Company executed 32,576 square feet of recurring leases at our same-store(7) office portfolio, representing same-store(7) cash rent growth per square foot of 21.6%.

Total

Office segment NOI(8) decreased to $19,732,000 for the three months ended March 31, 2019, from $22,548,000 for the three months ended March 31, 2018. The decrease was primarily attributable to the sale of three office properties and a parking garage in Oakland, California, the sale of an office property in Washington, D.C., and the sale of an office property in San Francisco, California, all in March 2019 and an increase in real estate taxes at certain of our properties in California due to real estate tax refunds related to prior years recognized during the first quarter of 2018 and at certain of our Washington, D.C. properties due to increases in such properties’ assessed values, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates, and an increase in real estate tax reimbursements at one of our properties in Oakland, California due to real estate tax refunds that reduced such reimbursements during the first quarter of 2018.

Hotel

Hotel segment NOI(8) was $3,881,000 for the three months ended March 31, 2019, compared to $3,940,000 for the three months ended March 31, 2018.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(8) was $1,202,000 for the three months ended March 31, 2019, compared to $1,737,000 for the three months ended March 31, 2018. The decrease was primarily due to an increase in interest expense as a result of the issuance of the SBA 7(a) loan-backed notes in May 2018.

Debt and Equity

During the three months ended March 31, 2019, we issued 305,474 Series A preferred units, with each Series A preferred unit consisting of one share of Series A preferred stock and one warrant to purchase 0.25 shares of our common stock, resulting in net proceeds of approximately $6,984,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of the Series A preferred units, such as commissions, dealer manager fees, and other offering fees and expenses.

(7) Please see our definition of “same-store properties” on page 10.

(8) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income starting on page 11.

(9) Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

During the three months ended March 31, 2019, we repaid the outstanding borrowings on our revolving credit facility using cash on hand and net proceeds from the asset sales completed in March 2019, and we terminated our two remaining interest rate swaps, which had an aggregate notional value of $120,000,000. Such swaps were in the money at the time of their termination and we received aggregate termination payments, net of fees, of $1,302,000. We expect the revolving credit facility to remain in place following our program to unlock embedded value in our portfolio and improve trading liquidity of our common stock.

On March 1, 2019, in connection with the sale of three office properties and a parking garage in Oakland, California, we legally defeased the related mortgage loans with an aggregate outstanding principal balance of $205,500,000 at such time, using proceeds from the sale.

On March 1, 2019, in connection with the sale of an office property in Washington, D.C., we prepaid the related mortgage loan with an outstanding principal balance of $46,000,000 at such time, using proceeds from the sale.

On March 14, 2019, in connection with the sale of an office property in San Francisco, California, a mortgage loan with an outstanding principal balance of $28,200,000 at such time, was assumed by the buyer.

Dispositions

On March 1, 2019, we sold 100% fee-simple interests in three office properties and one parking garage, all in Oakland, California, to an unrelated third-party and recognized an aggregate gain of $289,779,000.

On March 1, 2019, we sold a 100% fee-simple interest in one office property in Washington, D.C. to an unrelated third-party and recognized a gain of $45,710,000.

On March 14, 2019, we sold a 100% fee-simple interest in one office property in San Francisco, California to an unrelated third-party and recognized a gain of $42,092,000.

Dividends

On February 20, 2019, we declared a quarterly cash dividend of $0.125 per share of our common stock, which was paid on March 25, 2019 to shareholders of record at the close of business on March 6, 2019.

Further, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from January 1, 2019 to March 31, 2019, which was paid on April 15, 2019 to shareholders of record at the close of business on April 5, 2019.

About CMCT

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “potential”, “forecast”, “seek”, “plan”, or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances.  These forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those associated with (i) CIM Commercial’s ability to consummate the sales of properties currently targeted for sale, (ii) the extent to which capital is returned to stockholders, if at all, and the timing thereof, (iii) the timing, manner, and nature of the liquidation and winding up of CIM Commercial’s controlling stockholder, and (iv) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial to predict all of them. Nor can CIM Commercial assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward looking statement. CIM Commercial undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Investments in real estate, net	$667,965	$1,040,937
Cash and cash equivalents	299,429	54,931
Restricted cash	11,738	22,512
Loans receivable, net	72,413	83,248
Accounts receivable, net	5,904	6,640
Deferred rent receivable and charges, net	46,625	84,230
Other intangible assets, net	8,813	9,531
Other assets	15,471	18,197
Assets held for sale, net	58,216	22,175
TOTAL ASSETS	$1,186,574	$1,342,401
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$165,550	$588,671
Accounts payable and accrued expenses	13,072	41,598
Intangible liabilities, net	2,359	2,872
Due to related parties	9,105	10,951
Other liabilities	11,331	16,535
Liabilities associated with assets held for sale, net	41,861	28,766
Total liabilities	243,278	689,393
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,481,243 and 1,480,043 shares issued and outstanding, respectively, at March 31, 2019 and 1,566,386 and 1,565,346 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	33,789	35,733
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,677,786 and 1,669,881 shares issued and outstanding, respectively, at March 31, 2019 and 1,287,169 and 1,281,804 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	41,541	31,866
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding at March 31, 2019 and December 31, 2018; liquidation preference of $28.37 per share, subject to adjustment	229,251	229,251
Common stock, $0.001 par value; 900,000,000 shares authorized; 43,795,073 shares issued and outstanding at March 31, 2019 and December 31, 2018	44	44
Additional paid-in capital	789,578	790,354
Accumulated other comprehensive income	—	1,806
Distributions in excess of earnings	(151,570)	(436,883)
Total stockholders’ equity	908,844	616,438
Noncontrolling interests	663	837
Total equity	909,507	617,275
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$1,186,574	$1,342,401

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
REVENUES:
Rental and other property income	$33,581	$35,144
Hotel income	9,804	9,689
Interest and other income	3,892	3,461
	47,277	48,294
EXPENSES:
Rental and other property operating	20,253	17,916
Asset management and other fees to related parties	5,886	6,211
Interest	4,045	6,633
General and administrative	1,788	3,376
Transaction costs	44	—
Depreciation and amortization	9,630	13,148
Loss on early extinguishment of debt	25,071	—
Impairment of real estate	66,200	—
	132,917	47,284
Gain on sale of real estate	377,581	—
INCOME BEFORE PROVISION FOR INCOME TAXES	291,941	1,010
Provision for income taxes	318	388
NET INCOME	291,623	622
Net loss (income) attributable to noncontrolling interests	174	(4)
NET INCOME ATTRIBUTABLE TO THE COMPANY	291,797	618
Redeemable preferred stock dividends declared or accumulated	(4,162)	(3,645)
Redeemable preferred stock redemptions	(4)	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$287,631	$(3,026)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$6.57	$(0.07)
Diluted	$6.30	$(0.07)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	43,795	43,785
Diluted	45,736	43,785

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders:

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Net income (loss) attributable to common stockholders	$287,631	$(3,026)
Depreciation and amortization	9,630	13,148
Impairment of real estate	66,200	—
Gain on sale of depreciable assets(7)	(377,581)	—
FFO attributable to common stockholders	$(14,120)	$10,122
FFO attributable to common stockholders per diluted share	$(0.31)	$0.23

(7) In connection with the sale of certain properties during the three months ended March 31, 2019, we recognized $25,071,000, or $0.55 per diluted share, in loss on early extinguishment of debt primarily related to the defeasance and prepayment of mortgage loans collateralized by such properties. Such loss on early extinguishment of debt is not included in the adjustment for the gain on sale of depreciable assets presented in the table above.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.

The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
Numerator:
Net income (loss) attributable to common stockholders	$287,631	$(3,026)
Redeemable preferred stock dividends declared on dilutive shares	492	—
Diluted net income (loss) attributable to common stockholders	$288,123	$(3,026)
Denominator:
Basic weighted average shares of Common Stock outstanding	43,795	43,785
Effect of dilutive securities—contingently issuable shares	1,941	—
Diluted weighted average shares and common stock equivalents outstanding	45,736	43,785
Net income (loss) attributable to common stockholders per share:
Basic	$6.57	$(0.07)
Diluted	$6.30	$(0.07)

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or “cash NOI”. We define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

To facilitate a comparison of our segments and portfolio between reporting periods, we calculate comparable amounts for a subset of our segments and portfolio referred to as our “same-store properties.” Our same-store properties are ones which we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2018; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2019; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2018 and ending on March 31, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

Below is a reconciliation of cash NOI to segment NOI and net income for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31, 2019
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$12,510	$7,029	$19,539	$3,881	$1,202	$24,622
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	12,510	7,029	19,539	3,881	1,202	24,622
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	2	191	193	—	—	193
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	—	—
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	12,512	7,220	19,732	3,881	1,202	24,815
Interest and other income						319
Asset management and other fees to related parties						(5,249)
Interest expense						(3,463)
General and administrative						(1,117)
Transaction costs						(44)
Depreciation and amortization						(9,630)
Loss on early extinguishment of debt						(25,071)
Impairment of real estate						(66,200)
Gain on sale of real estate						377,581
Income before provision for income taxes						291,941
Provision for income taxes						(318)
Net income						291,623
Net loss attributable to noncontrolling interests						174
Net income attributable to the Company						$291,797

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended March 31, 2018
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$11,475	$9,681	$21,156	$3,938	$1,726	$26,820
Cash lease termination income	6	—	6	—	—	6
Cash net operating income	11,481	9,681	21,162	3,938	1,726	26,826
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	876	510	1,386	2	—	1,388
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	11	11
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	12,357	10,191	22,548	3,940	1,737	28,225
Asset management and other fees to related parties						(5,610)
Interest expense						(6,449)
General and administrative						(2,008)
Depreciation and amortization						(13,148)
Income before provision for income taxes						1,010
Provision for income taxes						(388)
Net income						622
Net income attributable to noncontrolling interests						(4)
Net income attributable to the Company						$618